Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	April 28, 2014
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2014

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2014.

Funds from operations (“FFO”) were $42.0 million, or $1.22, as adjusted, per share for the three months ended March 31, 2014, an increase of $2.8 million, or 7.2%, from the three months ended March 31, 2013 of $39.1 million, or $1.23, as adjusted, per share. The increase in FFO was primarily the result of an increase in net operating income from the Non-Same Park portfolio. The decrease in adjusted FFO per share for the three months ended March 31, 2014 over the same period in 2013 was due to an increase in shares outstanding as a result of the November, 2013 common equity offering.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO, which excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization for the three months ended March 31, 2014 and 2013:

	For the Three Months
	Ended March 31,
	2014	2013
FFO per share, as reported	$1.20	$1.20
LTEIP amortization	0.02	0.03

FFO per share, as adjusted	$1.22	$1.23

The following are adjustments to reconcile adjusted FFO to reported FFO as noted above. In March of 2014, the Company put in place a new LTEIP and recorded one month of amortization equal to $858,000 in the three months ended March 31, 2014 compared to $1.0 million for the three months ended March 31, 2013 related to the previous LTEIP.

Rental income increased $7.2 million, or 8.2%, from $88.1 million for the three months ended March 31, 2013 to $95.3 million for the three months ended March 31, 2014 as a result of a $4.5 million increase in rental income from Non-Same Park facilities, and a $2.7 million increase from the Same Park portfolio. The Same Park increase was due to an increase in occupancy, while the increase in Non-Same Park was due to a combination of an increase in occupancy and the acquisition of additional parks during the latter half of 2013. Same Park operating expenses increased $2.4 million, or 8.5%, from $28.5 million for the three months ended March 31, 2013 to $30.9 million for the three months ended March 31, 2014 primarily as result of a $1.6 million increase in snow removal costs due to the severe winter in Virginia and Maryland.

Net income allocable to common shareholders increased $1.4 million, or 16.4%, from $8.5 million, or $0.35 per share, for the three months ended March 31, 2013 to $9.9 million, or $0.37 per share, for the three months ended March 31, 2014. The increase was due to an increase in net operating income combined with a decrease in interest expense partially offset by an increase in depreciation expense.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2012. Operating properties that the Company acquired subsequent to January 1, 2012 are referred to as “Non-Same Park.” For the three months ended March 31, 2014 and 2013, the Same Park facilities constitute 27.0 million rentable square feet, representing 90.9% of the 29.7 million square feet in the Company’s portfolio as of March 31, 2014.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2014 and 2013 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2014	2013	Change
Rental income:
Same Park (27.0 million rentable square feet)	$89,623	$86,924	3.1%
Non-Same Park (2.7 million rentable square feet)	5,698	1,196	376.4%

Total rental income	95,321	88,120	8.2%

Cost of operations:
Same Park	30,867	28,460	8.5%
Non-Same Park	2,248	559	302.1%

Total cost of operations	33,115	29,019	14.1%

Net operating income (1):
Same Park	58,756	58,464	0.5%
Non-Same Park	3,450	637	441.6%

Total net operating income	62,206	59,101	5.3%

Other:
LTEIP amortization:
Cost of operations	(329)	(365)	(9.9%)
General and administrative	(529)	(681)	(22.3%)
Facility management fees	166	158	5.1%
Other income and expense	(3,314)	(4,545)	(27.1%)
Depreciation and amortization	(28,441)	(26,961)	5.5%
General and administrative	(1,958)	(1,718)	14.0%

Income from continuing operations	$27,801	$24,989	11.3%

Same Park gross margin (2)	65.6%	67.3%	(2.5%)
Same Park weighted average occupancy	92.3%	90.8%	1.7%
Non-Same Park weighted average occupancy	75.4%	55.7%	35.4%
Same Park annualized realized rent per square foot (3)	$14.37	$14.17	1.4%

(1)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).
(2)	Computed by dividing Same Park NOI by Same Park rental income.
(3)	Represents the annualized Same Park rental income earned per occupied square foot.

Credit Facility Extension

Subsequent to the first quarter, the Company modified and extended the terms of its $250.0 million credit facility. The maturity date of the credit facility was extended from August 1, 2015 to May 1, 2019. Additionally, the current borrowing rate was reduced from 110 basis points over LIBOR to 92.5 basis points over LIBOR. The quarterly facility fee of 15 basis points remains unchanged.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended March 31, 2014:

Ratio of FFO to fixed charges (1)	16.7	x
Ratio of FFO to fixed charges and preferred distributions (1)	3.2	x
Debt and preferred equity to total market capitalization (based on common stock price of $83.62 at March 31, 2014)	30.3%
Available balance under the $250.0 million unsecured credit facility at March 31, 2014	$250.0 million

(1)	Fixed charges include interest expense and capitalized interest of $3.6 million.

Distributions Declared

On April 28, 2014, the Board of Directors declared a quarterly dividend of $0.50 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2014 to shareholders of record on June 13, 2014.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2014, the Company wholly owned 29.7 million rentable square feet with approximately 5,100 customers located in eight states, concentrated in California (11.5 million sq. ft.), Texas (4.7 million sq. ft.), Virginia (4.0 million sq. ft.), Florida (3.7 million sq. ft.), Maryland (2.3 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, April 29, 2014, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 27183441. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 6, 2014 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$45,769	$31,481
Real estate facilities, at cost:
Land	827,092	827,092
Buildings and improvements	2,355,624	2,346,958

	3,182,716	3,174,050
Accumulated depreciation	(1,061,960)	(1,035,387)

	2,120,756	2,138,663
Land and building held for development	24,618	23,990

	2,145,374	2,162,653
Rent receivable	8,184	5,248
Deferred rent receivable	27,088	25,903
Other assets	7,790	13,274

Total assets	$2,234,205	$2,238,559

LIABILITIES AND EQUITY
Accrued and other liabilities	$71,014	$73,919
Mortgage notes payable	250,000	250,000

Total liabilities	321,014	323,919
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 39,800 shares issued and outstanding at March 31, 2014 and December 31, 2013	995,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 26,896,136 and 26,849,822 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	267	267
Paid-in capital	701,908	699,314
Cumulative net income	1,096,073	1,070,975
Cumulative distributions	(1,076,180)	(1,047,615)

Total PS Business Parks, Inc.’s shareholders’ equity	1,717,068	1,717,941
Noncontrolling interests:
Common units	196,123	196,699

Total noncontrolling interests	196,123	196,699

Total equity	1,913,191	1,914,640

Total liabilities and equity	$2,234,205	$2,238,559

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$95,321	$88,120
Facility management fees	166	158

Total operating revenues	95,487	88,278

Expenses:
Cost of operations	33,444	29,384
Depreciation and amortization	28,441	26,961
General and administrative	2,487	2,399

Total operating expenses	64,372	58,744

Other income and (expense):
Interest and other income	62	43
Interest and other expense	(3,376)	(4,588)

Total other income and (expense)	(3,314)	(4,545)

Income from continuing operations	27,801	24,989

Net income	$27,801	$24,989

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,703	$2,566

Total net income allocable to noncontrolling interests	2,703	2,566

Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	13,850
Restricted stock unit holders	36	33
Common shareholders	9,940	8,540

Total net income allocable to PS Business Parks, Inc.	25,098	22,423

	$27,801	$24,989

Net income per common share:
Basic	$0.37	$0.35
Diluted	$0.37	$0.35
Weighted average common shares outstanding:
Basic	26,863	24,308

Diluted	26,961	24,411

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2014	2013
Computation of Diluted Funds From Operations (FFO) (1):
Net income allocable to common shareholders	$9,940	$8,540
Adjustments:
Depreciation and amortization	28,441	26,961
Net income allocable to noncontrolling interests — common units	2,703	2,566
Net income allocable to restricted stock unit holders	36	33

FFO allocable to common and dilutive shares	$41,120	$38,100

Weighted average common shares outstanding	26,863	24,308
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	56	97
Weighted average common share equivalents outstanding	98	103

Total common and dilutive shares	34,322	31,813

FFO per common and dilutive share	$1.20	$1.20

Computation of Funds Available for Distribution (FAD) (2):
FFO allocable to common and dilutive shares	$41,120	$38,100
Adjustments:
Recurring capital improvements	(1,247)	(909)
Tenant improvements	(5,190)	(5,792)
Lease commissions	(3,260)	(2,215)
Straight-line rent	(1,185)	(606)
Non-cash stock compensation expense	372	377
Long-term equity incentive amortization	858	1,046
In-place lease adjustment	(197)	72
Tenant improvement reimbursements, net of lease incentives	(438)	(277)
Capitalized interest	(224)	—

FAD	$30,609	$29,796

Distributions to common and dilutive shares	$17,132	$13,943

Distribution payout ratio	56.0%	46.8%

(1)	Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.
(2)	Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.